As filed with the Securities and Exchange Commission on May 29, 2008
                                                   Registration No. 333-_______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------


                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)

           Delaware                                  06-0619596
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)
                         ----------------------------------

                                3 High Ridge Park
                           Stamford, Connecticut 06905
                                 (203) 614-5600
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                         ----------------------------------


                           CITIZENS UTILITIES COMPANY
                        MANAGEMENT EQUITY INCENTIVE PLAN
                              (Full Title of Plan)
                         ----------------------------------

                               Donald R. Shassian
                             Chief Financial Officer
                         Citizens Communications Company
                                3 High Ridge Park
                           Stamford, Connecticut 06905
                                 (203) 614-5600

                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)
                         ----------------------------------

                                    Copy to:

                            Hilary E. Glassman, Esq.
              Senior Vice President, General Counsel and Secretary
                         Citizens Communications Company
                                3 High Ridge Park
                           Stamford, Connecticut 06905
                                 (203) 614-5600
                          ---------------------------------



                                                    CALCULATION OF REGISTRATION FEE
==================================================================================================================================
Title of Each Class of Securities to be         Amount to be        Proposed Maximum       Proposed Maximum         Amount of
Registered                                       Registered        Offering Price Per     Aggregate Offering    Registration Fee
                                                                          Share                 Price
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.25 per share      75,609 shares (1)         $11.08 (2)            $837,747.72             $33.00
==================================================================================================================================

(1) This registration statement also covers an indeterminate number of shares of common stock that may be issued by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the common stock as reported on the New York Stock Exchange Composite Tape on May 23, 2008.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Citizens Communications Company (the "Company") will send or give the documents containing the information specified in Part I of Form S-8 to participants in the Management Equity Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933. The Company is not required to file these documents with the Commission either as part of this registration statement or as reoffer prospectuses or reoffer prospectus supplements under Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Citizens Communications Company (the "Company") with the Securities and Exchange Commission pursuant to Section 13 of the Exchange Act of 1934 and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference:

     * the Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

     *    the  Quarterly  Report on Form 10-Q for the  quarter  ended  March 31,
          2008;

     * the Current Reports on Form 8-K filed on March 10, 2008, March 17, 2008, March 21, 2008, March 28, 2008, April 1, 2008, April 18, 2008,
          May 15, 2008,  May 19, 2008,  May 22, 2008 and May 28, 2008 (except as to Item 2.02 thereof and Exhibit 99.1 thereto); and

     * the description of the Company's common stock contained under "Description of Capital Stock" in the Company Registration Statement on Form 8-A filed on March 22, 2002 as well as the description of the adoption of a rights plan and related matters contained in Exhibit 1 to that Registration Statement, including any amendment or report filed for the purpose of updating the description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporations Law ("Delaware Law") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the Delaware Law also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation.

     The Delaware Law also provides that the indemnification described above will not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

     The Delaware Law also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

     As permitted by sections 102 and 145 of Delaware Law, the registrant's Restated Certificate of Incorporation eliminates the liability of a director to Citizens and its stockholders for monetary damages for breach of a director's fiduciary duty except for liability under section 174 of Delaware Law, for any breach of the director's duty of loyalty to Citizens or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

     The registrant's By-laws provide that to the fullest extent permitted by applicable law as then in effect, the registrant shall indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action or proceeding by or in the right of the registrant to procure a judgment in its favor) (a "Proceeding"), by reason of the fact that he is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors, administrators and legal representatives. The right to indemnification conferred in the registrant's By-laws includes the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of the final disposition of the Proceeding, consistent with applicable law as then in effect.

     The above discussion of the Delaware Law and the registrant's Restated Certificate of Incorporation and By-laws is not intended to be exhaustive and is qualified in its entirety by such statutes, the Restated Certificate of Incorporation and the By-laws.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit
-------
Number      Description
-------     -----------

4.1 Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000).*

4.2 Bylaws as amended to date (filed as Exhibit 99.2 to the Company's Current Report on Form 8-K dated May 25, 2006).*

4.3         Management Equity Incentive Plan.**

5.1 Opinion of Hilary E. Glassman, Senior Vice President, General Counsel and Secretary of the Company.**

23.1        Consent of KPMG LLP.**

23.2 Consent of Hilary E. Glassman (included in the opinion filed as Exhibit 5.1 to this registration statement).**

24.1 Power of Attorney (included in the signature pages of this registration statement).**

--------------------------------

*  Incorporated by reference.
**  Filed herewith.

Item 9.  Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) to include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that the undertakings in paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
               Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 29th day of May, 2008.

                               CITIZENS COMMUNICATIONS COMPANY



                               By:  /s/ Robert J. Larson
                                  --------------------------------
                                       Robert J. Larson
                                       Senior Vice President and
                                       Chief Accounting Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Citizens Communications Company, hereby severally constitute and appoint Donald R. Shassian and Robert
J. Larson, and each of them singly, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for us and in our name in the capacities indicated below, any and all amendments to this registration statement on Form S-8 filed by Citizens Communications Company with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable Citizens Communications Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                            Title                            Date
                ---------                            -----                            ----


/s/ Mary Agnes Wilderotter                  Chairman of the Board, Chief           May 29, 2008
------------------------------------        Executive Officer and President
Mary Agnes Wilderotter                      (Principal Executive Officer)



/s/ Donald R. Shassian                      Executive Vice President and           May 29, 2008
------------------------------------        Chief Financial Officer
Donald R. Shassian                          (Principal Financial Officer)



/s/ Robert J. Larson                        Senior Vice President and Chief        May 29, 2008
------------------------------------        Accounting Officer
Robert J. Larson                            (Principal Accounting Officer)



/s/ Kathleen Q. Abernathy                   Director                               May 29, 2008
------------------------------------
Kathleen Q. Abernathy



/s/ Leroy T. Barnes, Jr.                    Director                               May 29, 2008
------------------------------------
Leroy T. Barnes, Jr.


/s/ Peter C.B. Bynoe                        Director                               May 29, 2008
------------------------------------
Peter C.B. Bynoe


/s/ Michael T. Dugan                        Director                               May 29, 2008
------------------------------------
Michael T. Dugan


/s/ Jeri B. Finard                          Director                               May 29, 2008
------------------------------------
Jeri B. Finard


/s/ Lawton Wehle Fitt                       Director                               May 29, 2008
------------------------------------
Lawton Wehle Fitt


/s/ William M. Kraus                        Director                               May 29, 2008
------------------------------------
William M. Kraus


/s/ Howard L. Schrott                       Director                               May 29, 2008
------------------------------------
Howard L. Schrott


/s/ Larraine D. Segil                       Director                               May 29, 2008
------------------------------------
Larraine D. Segil


/s/ David H. Ward                           Director                               May 29, 2008
------------------------------------
David H. Ward


/s/ Myron A. Wick, III                      Director                               May 29, 2008
------------------------------------
Myron A. Wick, III
